Exhibit 10.1

Dated the 6th day of August 2006 Comtech Group (the “Seller”) United Information Technology Co. Ltd. (Cayman) (the “Purchaser”) and others
AGREEMENT for the SALE AND PURCHASE of SHARES in UNITED INFORMATION TECHNOLOGY CO., LTD. (BVI)

THIS AGREEMENT is made the 6th day of August 2006

BETWEEN:

(1)
Comtech Group, a company incorporated and existing under the laws of the Cayman Islands and whose registered office is at PO Box 309GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands (the “Seller”),

(2)
United Information Technology Co., Ltd., a company incorporated and registered in Cayman Islands and whose registered office is at whose registered office is at Codan Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2684 GT, George Town, Grand Cayman, Cayman Islands (the “Purchaser”),

(2)
United Information Technology Co., Ltd., a company incorporated and registered in the British Virgin Islands and whose registered office is at East Asia Chambers, P.O. Box 901, Road Town, Tortola, the British Virgin Islands (the “Company”),

(3)
[         ] , a wholly foreign owned enterprise established in the People’s Republic of China whose address in China is at Room 1806/1504, Fangda Building, Keji South 12th Road, High-Tech Industrial Park, Nanshan District, Shenzhen, PRC (the “Subsidiary”),

(4)	Chen Kai (holder of Canadian Passport no. BC231379) of PO Box 6501, General Post Office, Central Hong Kong (“Chen”),

(5)
Lin Qiao Li, (holder of [Canadian Permanent Resident card no. RL0103002203] of Room 1806/1504, Fangda Building, Keji South 12th Road, High-Tech Industrial Park, Nanshan District, Shenzhen, PRC (“Lin”),

(6)	Lam Chi Ming (holder of Hong Kong Identity Card no. D485553(2)) of Flat D, 15/F, Block 2, Illumination Terrace, 7 Tai Hang Road, Causeway Bay, Hong Kong (“Lam”),

(7)
Chan, William, (holder of [PRC] [Hong Kong] identity card no. D467535(6)) of Room 1806/1504, Fangda Building, Keji South 12th Road, High-Tech Industrial Park, Nanshan District, Shenzhen, PRC (“Chan”), and

(8)
Pioneer System Investment Limited a company incorporated under the laws of the British Virgin Islands whose registered office is situate at East Asia Chambers, P.O. Box 901, Road Town, Tortola, the British Virgin Islands (“Pioneer”).

WHEREAS:

(A)	The Company has an authorized share capital of US$50,000 divided into 50,000 shares of US$1.00 each of which 10,000 have been issued and are fully paid up.

(B)
The Seller is the legal and beneficial owner of 10,000 shares of US$1.00 each in the capital of the Company being all issued shares of the Company (the “Sale Shares”), and has agreed to sell and the Purchaser has agreed to purchase the Sale Shares upon the terms and conditions of this Agreement.

(C)
The Company, the Seller, the Subsidiary, Chen, Lin, Lam, Chan and Pioneer had entered into an agreement dated 12 May 2005 pursuant to which, inter-alia, the Seller agreed to grant a loan to the Company and the parties agreed to regulate their relationship in respect of the Company (the “Shareholders Agreement”). A copy of the Shareholders Agreement is annexed at Exhibit A of this Agreement.

(D)
The Company agreed to repay any and all loans due under the Shareholders Agreement and the Seller has agreed to discharge the Company of all obligations under the Shareholders Agreement and outstanding amounts due by the Company to the Seller upon repayment.

IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS

1.01	In this Agreement, save where the context otherwise requires, the following expressions shall have the following meanings :

“Completion”	means the completion of the sale and purchase of the Sale Shares pursuant to this Agreement;

“Repayment of Loan”
means the repayment of all loans and debts (including any and all interest thereon) due and owing by the Company, the Subsidiary and any other subsidiary of the Company, to the Seller, such repayment being in an amount not exceeding US$2,500,000;

“Consideration”	means US$1,250,000;

“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Sale Shares”	has the same meaning as defined in the recitals above;

“Termination Agreement”	means the termination agreement in the form attached hereto as Exhibit D.

1.02	The headings are for ease of reference only and shall be ignored in interpreting this Agreement.

1.03	Reference to Clauses, Exhibits and annexures are references to clauses, exhibits and annexures of or to this Agreement.

1.04	Words and expressions in the singular include the plural and vice versa.

1.05	Reference to a person include any public body and any body of persons, corporate or unincorporated and words importing one gender include both genders and the neuter.

2.	SALE AND PURCHASE

Subject to the terms herein, the Seller shall sell and the Purchaser shall purchase the Sale Shares free from all charges, liens, equities and claims and encumbrances whatsoever together with all rights attaching thereto.

3.	CONSIDERATION AND REPAYMENT OF LOAN

3.01	The aggregate consideration for the Seller selling the Sale Shares to the Purchaser shall be the Consideration, payable in the manner stipulated in Clause 4.03(i).

3.02
Subject to the full performance by the Seller of its obligations in Clause 4.02, the Purchaser agrees to procure the Repayment of Loan subject to a maximum of US$2,500,000 and payable in manner stipulated in Clause 4.03(ii).

4. COMPLETION

4.01
Completion shall take place on or before 25th August 2006 at Room 1806/1504, Fangda Building, Keji South 12th Road, High-Tech Industrial Park, Nanshan District, Shenzhen, PRC or such other place as the parties shall agree.

4.02	At Completion, the Seller shall deliver to the Purchaser:

(i)	duly executed instruments of transfer in favour of the Purchaser in respect of the Sale Shares;

(ii)	the share certificates for the Sale Shares or evidence of title of the Sale Shares satisfactory to the Purchaser;

(iii)	all the statutory and other books of the Company in the possession of the Seller (including common seal and company chops (if any));

(iv)	all books and accounts and other records, including without limitation, the cheque books and bank records of the Company in the possession of the Seller;

(v)	the original written shareholders resolution attached hereto as Exhibit B signed by a duly authorized officer of the Seller and dated as of the date of Completion;

(vi)	the original written board resolutions attached hereto as Exhibit C signed by Hope Ni and Kang Jingwei as directors of the Company and the Subsidiary and dated as of the date of Completion;

(vii)	the original duly executed counterpart of the Termination Agreement signed by a duly authorized officer of the Seller, the Company and the Subsidiary and dated as of the date of Completion;

(viii)
the original duly executed letter of release attached hereto as Exhibit E signed by a duly authorized officer of the Seller and dated as of the date of Completion, in respect of the Repayment of Loan; and

(ix)
the original resignation letter of Hope Ni and Kang Jingwei as directors of the Company and the Subsidiary, each in the form attached hereto as Exhibit F, duly signed by each of them and dated as at the date of Completion.

4.03	At Completion, the Purchaser shall deliver to the Seller :

(i)
a banker's draft for US$1,250,000 in respect of the Consideration, such draft to be payable to the Seller. The delivery of such banker's draft as aforesaid shall constitute a complete discharge to the Purchaser in respect of the Consideration to be provided by it under this Agreement;

(ii)
a banker's draft for US$2,500,000 in respect of the Repayment of Loan, such draft to be payable to the Seller. The delivery of such banker's draft as aforesaid shall constitute a complete discharge to the Purchaser in respect of the Repayment of Loan to be made by the Purchaser under this Agreement; and

(iii)	the original duly executed counterpart of the Termination Agreement signed by Chen, Lin, Lam, Chan and Pioneer and dated as of the date of Completion.

5.	REPRESENTATIONS AND WARRANTIES

5.01	The Seller hereby represents, warrants and undertakes to the Purchaser that, as at the date hereof and as at Completion:

(a)
the Sale Shares represent the entire issued share capital of the Company and the Seller is the beneficial and legal owner of the Sale Shares free and clear of any lien, charge or encumbrance whatsoever;

(b)	the Shareholders Agreement is the only agreement between the Seller and the Company in respect of purchasing Company shares ;

(c)
there are no outstanding options, warrants, rights (including conversion or pre-emptive rights) or agreements for the Sale Shares and/or the subscription or acquisition from the Company or the Subsidiary of any shares or other rights in respect of its respective share capital; and

(d)	US$2,500,000 represents the total indebtedness (whether principal, interest or otherwise) owed by the Company and any and all of its subsidiaries to the Seller.

5.02
The Seller undertakes that no act or omission shall occur before Completion which would constitute a material breach of any of the warranties if they were given at Completion or which would make any of the warranties materially inaccurate or misleading if they were so given.

6.	FURTHER AGREEMENT

6.01
Each party shall do or procure to be done all such further acts and things, and execute or procure the execution of all such other documents, as the other parties may from time to time reasonably require, whether on or after completion of the transactions contemplated herein, for the purpose of giving to the other parties the full benefit of all of the provisions of this Agreement.

6.02
The Purchaser agrees to assume all the assets and liabilities of the Company and the Subsidiary. The Purchaser further agrees to waive the right to sue the Seller related to any claims or potential claims arising from the Company and /or from the Subsidiary except for claims directly arising from Section 5.01. The Purchaser further agrees to indemnify the Seller from any liabilities or potential liabilities related to the Company or the Subsidiary except for claims directly arising from Section 5.01.

7.	GENERAL

7.01	The provisions of this Agreement shall remain in full force and effect notwithstanding Completion.

7.02	Each of the parties hereto shall pay its own legal costs and charges and all other fees, costs, charges and expenses connected with the negotiation, preparation and implementation of this Agreement.

7.03
Any notice required to be given under this Agreement shall be deemed duly served if left at or sent by registered post to, to the parties hereto at the address first mentioned above or such other address as shall have been notified in writing by or on behalf of such party to the other. Any such notice shall be deemed to be served at the time when the same if left at the address of the party to be served or if served by post on the second day (not being a Sunday or public holiday) next following the day of posting.

7.04	This Agreement represents the entire agreement between the parties and supersedes any and all previous agreements in relation to the subject matter hereof.

7.05	No variation, or waiver of any right in relation to, this Agreement shall be effective unless or made confirmed in writing and signed by each party.

7.06
The provisions of this Agreement are severable and if any provision is held to be invalid, illegal or unenforceable by any court of competent jurisdiction then such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Agreement.

7.07	This Agreement is governed by the laws of Hong Kong and the parties agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

7.08
This Agreement is binding on and shall ensure for the benefit of each party’s successors and assigns but no right or obligation hereunder shall be capable of assignment or transfer by any party without the written consent of the other.

Execution appears of following page.

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

The Seller

SIGNED by for and on behalf of COMTECH GROUP in the presence of : ______________________________ Signature of Witness ______________________________ Name of Witness (Printed)	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Jeffrey Kang By executing this Agreement the signatory warrants that it is duly authorised to execute this Agreement on behalf of Comtech Group

The Purchaser

SIGNED by
for and on behalf of
UNITED INFORMATION  TECHNOLOGY CO., LTD.
(a company incorporated in the Cayman Islands)
in the presence of :

/s/ Lam Chi Ming
Signature of Witness

Lam Chi Ming
Name of Witness (Printed)
) ) ) ) ) ) ) ) ) ) ) ) ) ) )

/s/ William Chan
By executing this Agreement the signatory warrants
that it is duly authorised to execute this Agreement
on behalf of United Information  Technology Co., Ltd.
(a company incorporated in the Cayman Islands)

The Company

SIGNED by
for and on behalf of
UNITED INFORMATION  TECHNOLOGY CO., LTD.
(a company incorporated in the British Virgin Islands)
in the presence of :

/s/ Lam Chi Ming
Signature of Witness

Lam Chi Ming
Name of Witness (Printed)
) ) ) ) ) ) ) ) ) ) ) ) ) ) )

/s/ William Chan
By executing this Agreement the signatory warrants
that it is duly authorised to execute this Agreement
on behalf of United Information  Technology Co., Ltd.
(a company incorporated in the British Virgin Islands)

The Subsidiary

SIGNED by for and on behalf of [___________] in the presence of : /s/ Lam Chi Ming Signature of Witness Lam Chi Ming Name of Witness (Printed)	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ William Chan By executing this Agreement the signatory warrants that it is duly authorised to execute this Agreement on behalf of [ ]

SIGNED by CHEN Kai (榸凯) in the presence of : /s/ Lam Chi Ming Signature of Witness Lam Chi Ming Name of Witness (Printed)	) )	/s/ Chen Kai CHEN Kai (榸凯)

SIGNED by LIN Qiao Li ( ) in the presence of : ______________________________ Signature of Witness ______________________________ Name of Witness (Printed)	) )	/s/ Lin Qiao Li LIN Qiao Li ( )

SIGNED by LAM Chi Ming ( ) in the presence of : ______________________________ Signature of Witness ______________________________ Name of Witness (Printed)	) )	/s/ Lam Chi Ming LAM Chi Ming ( )

SIGNED by CHAN, William ( ) in the presence of : ______________________________ Signature of Witness ______________________________ Name of Witness (Printed)	) )	/s/ William Chan CHAN, William ( )

SIGNED by for and on behalf of Pioneer System Investment Limited in the presence of : /s/ Lam Chi Ming Signature of Witness Lam Chi Ming Name of Witness (Printed)	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ William Chan By executing this Agreement the signatory warrants that it is duly authorised to execute this Agreement on behalf of Pioneer System Investment Limited